AMGEN INC. 2009 DIRECTOR EQUITY INCENTIVE PROGRAM
(Effective January 1, 2021 (the “Effective Date”))

As Amended and Restated October 21, 2020

ARTICLE I

PURPOSE

    The purpose of this document is to set forth the general terms and conditions of the Amgen Inc. 2009 Director Equity Incentive Program (the “Program”) established by the Board of Directors of Amgen Inc. (the “Company”) including, with respect to certain awards granted to Non-Employee Directors of the Company hereunder, pursuant to the Company’s 2009 Equity Incentive Plan, as amended and/or restated from time to time (the “2009 Plan”). The Program is intended to provide a means to reinforce and motivate the Non-Employee Directors of the Company to focus on sustained long-term performance and value creation by awarding each such Non-Employee Director (alternatively, each an “Eligible Director”) stock or stock-based awards, subject to the restrictions and other provisions of the Program and, as applicable, the 2009 Plan.

ARTICLE II

DEFINITIONS
    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the 2009 Plan.
    “Alternate Payee” shall mean the spouse, former spouse or child of an Eligible Director.
    “Award” shall mean a Restricted Stock Unit granted to an Eligible Director pursuant to the Program.
    “Board” shall mean the Board of Directors of the Company.
    “Cash Compensation Payment Date” shall mean each date that the Company makes an Eligible Periodic Cash Compensation payment to Eligible Directors who have not elected to defer such compensation pursuant to Section 3.2 of this Program or the Deferred Compensation Program.
    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

    “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

    “Deferred Compensation Plan” shall mean the Amgen Nonqualified Deferred Compensation Plan, as amended and/or restated from time to time.
    “Eligible Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate.
    “Eligible Periodic Cash Compensation” shall mean the Board retainer, committee meeting fees and/or, if applicable, chair, lead independent director or other fees payable periodically to an Eligible Director by the Company for services performed as a member of the Board in respect of the applicable period to which such retainer and/or fees relate, in each case, with respect to which no valid deferral election has been made under the Deferred Compensation Plan.
    “Final Eligible Periodic Cash Compensation” shall mean the last Eligible Periodic Cash Compensation amount earned by a Participating Eligible Director (but not paid by the Company) prior to the date that such director retires from, or otherwise ceases to serve as a member of, the Board.
“Participating Eligible Director” shall mean an Eligible Director who, pursuant to Sections 3.2(e) or (f), has elected to receive deferred Restricted Stock Units in lieu of all or a portion of his or her Eligible Periodic Cash Compensation for a given calendar year or any remainder thereof, as applicable.
    “QDRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
    “Restricted Stock Unit” shall mean a restricted right to receive, on the applicable settlement date, a share of Common Stock or an amount in cash equal to the Fair Market Value of a share of Common Stock as of such settlement date, granted pursuant to Article III. For the avoidance of doubt, Restricted Stock Units may, but need not be, granted pursuant to the 2009 Plan.
ARTICLE III
RESTRICTED STOCK UNITS

    3.1    (a) Annual Grants. On the date of each annual meeting of stockholders of the Company, beginning with the 2021 annual meeting of stockholders (the “Annual Grant Date”), each person who is at that time elected to serve as an Eligible Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, Restricted Stock Units to acquire a number of shares of Common

Stock (rounded down to the nearest whole number) equal to the quotient obtained by dividing (x) $210,000, by (y) the closing market price of a share of Common Stock on the Annual Grant Date (rounded to two decimal places) (such Restricted Stock Units, the “Annual RSU Award”). Notwithstanding the foregoing, each person who becomes an Eligible Director during the period following the Annual Grant Date with respect to any year and the date of the next annual meeting of stockholders (such period, the “Initial Period”) shall automatically be granted, on the date which is two business days after the release of the Company's quarterly or annual earnings for the Initial Period next following such person becoming an Eligible Director, and without further action by the Company, the Board, or the Company’s stockholders, a prorated Annual RSU Award (rounded down to the nearest whole number) for the Initial Period based on the number of months during which such person would serve as an Eligible Director during the Initial Period if the Eligible Director were to serve through the end of the Initial Period.
(b) Quarterly Grants in Lieu of Cash Compensation. A Participating Eligible Director shall automatically be granted, on the date which is two business days after the release of the Company’s quarterly earnings for the fiscal quarter most recently ending after the occurrence of each applicable Cash Compensation Payment Date (each such date of grant, a “Quarterly Grant Date”), Restricted Stock Unit awards as follows: (i) with respect to each such Eligible Periodic Cash Compensation amount other than Final Eligible Periodic Cash Compensation, deferred Restricted Stock Units to acquire a number of shares of Common Stock (rounded to four decimal places) equal to the quotient obtained by dividing (x) the dollar value of such Eligible Periodic Cash Compensation amount by (y) the closing market price of a share of Common Stock on such Quarterly Grant Date (rounded to two decimal places), and (ii) with respect to Final Eligible Periodic Cash Compensation, a number of cash-settled deferred Restricted Stock Units equal to the quotient obtained by dividing (x) the dollar value of such Final Eligible Periodic Cash Compensation by (y) the closing market price of a share of Common Stock on such Quarterly Grant Date (rounded to two decimal places) (the “Cash-Settled RSUs” and, together with the Restricted Stock Units described in (i), the “Quarterly RSU Awards”). Each Cash-Settled RSU granted pursuant to Section 3.1(b)(ii) shall represent a restricted right to receive, on the applicable Deferred Payment Date (as defined in Section 3.2(d) below), an amount in cash per Restricted Stock Unit equal to the Fair Market Value of a share of Common Stock as of such Deferred Payment Date. For the avoidance of doubt, no portion of the Board retainer, committee meeting fees or, if applicable, chair, lead independent director or other fees payable to an Eligible Director by the Company for services performed as a member of the Board with respect to which a valid deferral election has been made by such Eligible Director pursuant to the Deferred Compensation Plan shall constitute “Eligible Periodic Cash Compensation” hereunder. In the event of any conflict between the deferral elections made by an Eligible Director pursuant to the Deferred Compensation Plan and this Program, the deferral election made under the Deferred Compensation Plan shall control.
Any fractional Restricted Stock Units that remain outstanding as of the Deferred Payment Date shall represent a restricted right to receive, on the applicable Deferred Payment Date, an amount in cash per fractional Restricted Stock Unit equal to the corresponding fraction of the Fair Market Value of a share of Common Stock as of such Deferred Payment Date, and any such fractional Restricted Stock Units shall be settled in cash.
    3.2    Terms of Restricted Stock Units.
        (a)    Restricted Stock Units, other than Cash-Settled RSUs, shall constitute Restricted Stock Units under Section 9.5 of the 2009 Plan. Cash-Settled RSUs granted pursuant to Section 3.1(b)(ii) hereof shall not be granted under, or subject to the terms of, the 2009 Plan. Each Restricted Stock Unit granted pursuant to this Program shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Restricted Stock Units need not be identical, but each Restricted Stock Unit shall include (through incorporation of provisions hereof by reference in the Restricted Stock Unit agreement or otherwise) the substance of each of the following provisions as set forth in this Section 3.2 and Section 9.5 of the 2009 Plan.
        (b)    Each grant of Restricted Stock Units made to an Eligible Director shall be fully vested as of the date of grant of such Restricted Stock Units (such date, “Vesting Date”).
        (c)    A holder’s vested Restricted Stock Units shall be paid by the Company in shares of Common Stock (on a one-to-one basis) on, or as soon as practicable after, the Vesting Date (the “Payment Date”), but in any event by the fifteenth day of the third month following the end of the tax year in which such Restricted Stock Units vest, unless the payment of such Restricted Stock Units has been properly deferred pursuant to this Section 3.2.

        (d)    With respect to an Eligible Director’s Annual RSU Award, such Eligible Director may irrevocably elect in writing by December 31 of the year preceding the grant of such Annual RSU Award to defer the payment of such Annual RSU Award, and any dividends paid thereon, to another date under one of the following options (a “Deferred Payment Date”), which payment form or forms shall be specified at the time of the deferral election: (i) full payment of the vested Restricted Stock Units in January of a year specified by the Eligible Director which shall be no earlier than the third calendar year following the calendar year in which the date of grant occurs and no later than the tenth calendar year following such year; (ii) full payment of the vested Restricted Stock Units in January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director and ceases to otherwise provide services to the Company in a manner that constitutes a “separation from service” (within the meaning of Code Section 409A) for any reason; (iii) payment of the vested Restricted Stock Units in five substantially equal annual installments, commencing in January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director and ceases to otherwise provide services to the Company in a manner that constitutes a “separation from service” (within the meaning of Code Section 409A) for any reason; or (iv) payment of the vested Restricted Stock Units in ten substantially equal annual installments, commencing in

January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director and ceases to otherwise provide services to the Company in a manner that constitutes a “separation from service” (within the meaning of Code Section 409A) for any reason.

        (e)    On or before December 31 of any year, an Eligible Director may irrevocably elect in writing to receive deferred Restricted Stock Units in lieu of all or a portion of his or her Eligible Periodic Cash Compensation earned during the year following the year of such election. In the event of such election, such Eligible Director shall be granted Quarterly RSU Awards pursuant to Section 3.1(b) hereof and, at the time of any such election, such Eligible Director shall further irrevocably elect in writing to defer the payment of such Quarterly RSU Award, and any dividends paid thereon, to a Deferred Payment Date in accordance with Section 3.2(d) hereof.

        (f)    Notwithstanding anything in Sections 3.2(d) or 3.2(e) to the contrary, any person who shall become an Eligible Director during any year, and who was not an Eligible Director on the preceding December 31, may elect within thirty (30) days after such person first becomes an Eligible Director to (i) defer payment of the portion of such Eligible Director’s Annual RSU Award earned during the remainder of such year and any dividends paid thereon, to a Deferred Payment Date, and (ii) receive Restricted Stock Units in lieu of all or a portion of his or her Eligible Periodic Cash Compensation earned during the remainder of such year and granted as deferred Quarterly RSU Awards pursuant to Section 3.1(b) hereof, the payment of which (and any dividends paid thereon) shall be deferred to a Deferred Payment Date.

        (g)    In each case, any shares of Common Stock issued in respect of a Restricted Stock Unit shall be deemed to be issued in consideration for future services to be rendered or past services actually rendered to the Company or for its benefit, by the Eligible Director, which the Board deems to have a value not less than the par value of a share of Common Stock.

3.3    Dividend Equivalents.

        (a)    Crediting and Payment of Dividend Equivalents. Subject to this Section 3.3, Dividend Equivalents shall be credited on each Restricted Stock Unit (including fractional Restricted Stock Units) granted to an Eligible Director under the Program in the manner set forth in the remainder of this Section 3.3. If the Company declares one or more dividends or distributions (each, a “Dividend”) on its Common Stock with a record date which occurs during the period commencing on the date of grant through and including the day immediately preceding the day the shares of Common Stock and/or the cash amount subject to the Restricted Stock Units are issued or paid to the Eligible Director, whether in the form of cash, Common Stock or other property, then on the date such Dividend is paid to the Company’s stockholders the Eligible Director shall be credited with an amount equal to the amount or fair market value of such Dividend which would have been payable to the Eligible Director if the Eligible Director held a number of shares of Common Stock (including fractional shares)

equal to the number of the Eligible Director’s Restricted Stock Units (including fractional Restricted Stock Units) as of the record date for such Dividend. Any such Dividend Equivalents, including Dividend Equivalents with respect to Cash-Settled RSUs, shall be credited and deemed reinvested in the Common Stock as of the Dividend payment date. Dividend Equivalents with respect to Quarterly RSU Awards other than Cash-Settled RSUs shall be payable in full shares of Common Stock, unless the Board determines, at any time prior to payment and in its discretion, that they shall be payable in cash, and Dividend Equivalents with respect to Cash-Settled RSUs granted pursuant to Section 3.1(b)(ii) hereof shall be payable in cash. Dividend Equivalents payable with respect to fractional shares of Common Stock shall be paid in cash.

        (b)    Treatment of Dividend Equivalents. Except as otherwise expressly provided in this Section 3.3, any Dividend Equivalents credited to an Eligible Director shall be subject to all of the provisions of the Program and the Restricted Stock Unit Agreement which apply to the Restricted Stock Units with respect to which they have been credited and shall be payable, if at all, at the time and to the extent that the underlying Restricted Stock Unit becomes payable.
ARTICLE IV
MISCELLANEOUS
    4.1    Administration of the Program. The Program shall be administered by the Board and, to the extent permitted by applicable law or the rules of any Securities Exchange, the Board may delegate to a committee of one or more members of the Board the authority to administer the Program.
    4.2    Application of 2009 Plan. The Program is subject to all of the provisions of the 2009 Plan, including Section 13.2 thereof (relating to adjustments upon changes in the Common Stock), and its provisions are hereby made a part of the Program, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 2009 Plan. In the event of any conflict between the provisions of this Program and those of the 2009 Plan, the provisions of the 2009 Plan shall control.
    4.3    Amendment and Termination. Notwithstanding anything herein to the contrary, the Board may, at any time, terminate, modify or suspend the Program; provided, however, that, without the prior consent of the Eligible Directors affected, no such action may adversely affect any rights or obligations with respect to any Awards theretofore earned but unpaid, whether or not the amounts of such Awards have been computed and whether or not such Awards are then payable. Any amendment of this Program may, in the sole discretion of the Board, be accomplished in a manner calculated to cause such amendment not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any Restricted Stock Units that would cause such Restricted Stock Units to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A).

    4.4    No Contract for Employment. Nothing contained in the Program or in any document related to the Program or to any Award shall confer upon any Eligible Director any right to continue as a director or in the service of the Company or an Affiliate or constitute any contract or agreement of service for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person’s compensation or to remove, disqualify or otherwise terminate the service of such person, with or without cause.
    4.5    Nontransferability.
        (a)    No benefit payable under, or interest in, this Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Eligible Director or beneficiary; provided, however, that, nothing in this Section 4.5 shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an Alternate Payee to the extent that a QDRO so provides.
        (b)    The transfer to an Alternate Payee of an Award pursuant to a QDRO shall not be treated as having caused a new grant. If an Award is so transferred, the Alternate Payee generally has the same rights as the Eligible Director under the terms of the Program; provided however, that (i) the Award shall be subject to the same terms and conditions, including the vesting terms and termination provisions, as if the Award were still held by the Eligible Director, and (ii) such Alternate Payee may not transfer an Award, except transfer (1) by will or (2) by applicable laws of descent and distribution. In the event of the Company Stock Administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of an Eligible Director of an Award, transfer of the proceeds of such Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the Eligible Director and Alternate Payee.
    4.6    Nature of Program. No Eligible Director, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any award hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in this Program (or in any document related thereto), nor the creation or adoption of this Program, nor any action taken pursuant to the provisions of this Program shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an Affiliate and any Eligible Director, beneficiary or other person. To the extent that an Eligible Director, beneficiary or other person acquires a right to receive payment with respect to an award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under this Program shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in this Program shall be deemed to give any person any right to participate in this Program except in accordance herewith.

    4.7    Governing Law. This Program shall be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
    4.8    Code Section 409A.    To the extent that this Program constitutes a “non-qualified deferred compensation plan” within the meaning of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date, this Program shall be interpreted and operated in accordance with Code Section 409A. Notwithstanding any provision of this Program to the contrary, in the event that following the grant of any Restricted Stock Units, the Board determines that any Award does or may violate any of the requirements of Code Section 409A, the Board may adopt such amendments to the Program and any affected Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Program and any such Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Code Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Board to adopt any such amendment, policy or procedure or take any such other action.